UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

ALPHARMA INC.

(Name of Registrant as Specified In Its Charter)

KING PHARMACEUTICALS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Following is the text of an e-mail sent to employees of King Pharmaceuticals, Inc. on August 22, 2008:
Dear Fellow Employee:
I have some important news to share. This morning, our company publicly submitted a proposal to acquire Alpharma Inc. in an all cash transaction. I believe that Alpharma represents an excellent strategic fit with King, as our combined strengths would create a stronger platform to deliver innovative products to patients, prescribers and customers. This combination would provide increased capabilities and resources to successfully launch new products and deliver pipeline opportunities.
Furthermore, we are convinced that this compelling combination would create a strong foundation for sustainable, long term growth enabling King to better address the changes facing the healthcare industry. In addition to Alpharma’s growing pharmaceutical business, Alpharma also has a global Animal Health Division which is a leading livestock feed additives business. As with our Meridian business, Alpharma’s Animal Health Division would provide King with an additional source of steady cash flow.
My hope is that we can move expeditiously and consummate this transaction by the close of 2008. A copy of the press release, including the letter we submitted directly to Alpharma explaining the proposed transaction, can be found on King Connects.
Please do not let this exciting news distract you from your day to day responsibilities which are critical to the continued success of our company. Throughout this process, it is imperative that all of you remain focused on our business objectives. I cannot stress enough the importance of refraining from speculative communications, whether verbal or through email. In the event that you are contacted by members of the media or financial community regarding this proposed transaction, please refer all inquiries directly to Corporate Affairs at (423) 989-8711.
We will make every effort to keep you informed throughout this process, keeping in mind that there are certain legal and regulatory requirements that we must follow. I know that I can count on you to maintain the same high level of professionalism that has made King an industry leader in the markets we serve.
On behalf of our Board of Directors and senior leadership team, I thank you for your continued focus, commitment, dedication and valued contributions to our business.
Brian A. Markison
Chairman, President and Chief Executive Officer

Forward-looking Statements
This document contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). King Pharmaceuticals, Inc. (“King”) disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors such as King’s ability to achieve the synergies and value creation contemplated by the proposed transaction; King’s ability to promptly and effectively integrate the businesses of Alpharma Inc. (“Alpharma”) and King and any necessary actions to obtain required regulatory approvals; the potential of King’s branded pharmaceutical products; expectations regarding the enforceability and effectiveness of product-related patents; expected trends and projections with respect to particular products, reportable segment and income and expense line items; the adequacy of King’s liquidity and capital resources; anticipated capital expenditures; the acceptance, priority review or approval of certain New Drug Applications; the development, approval and successful commercialization of certain products; the successful execution of growth and restructuring strategies, including King’s accelerated strategic shift; anticipated developments and expansions of King’s business; plans for the manufacture of some of King’s products; the potential costs, outcomes and timing of research, clinical trials and other development activities involving pharmaceutical products; the development of product line extensions; the expected timing of the initial marketing of certain products; products developed, acquired or in-licensed that may be commercialized; King’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, manufacturing productivity, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; expectations regarding King’s financial condition and liquidity as well as future cash flows and earnings; expectations regarding the ability to liquidate King’s holdings of auction rate securities and the temporary nature of the unrealized losses recorded in connection with these securities. Forward-looking statements involve risks and uncertainties. For further information regarding these and other risks related to King’s business, investors should consult King’s most recent Annual Report on Form 10-K for the year ended December 31, 2007 and King’s quarterly reports on Form 10-Q and other documents filed by King with the U.S. Securities and Exchange Commission (“SEC”).
Important Additional Information
This document is not a substitute for any disclosure documents, including any proxy statement, King may file with the SEC and send to Alpharma stockholders in connection with any business combination transaction with Alpharma or any solicitation of the stockholders of Alpharma. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY SUCH DISCLOSURE DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF ANY SUCH DOCUMENTS FILED WITH THE SEC BY KING AT WWW.KINGPHARM.COM AND THROUGH THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. FREE COPIES OF ANY SUCH DOCUMENTS CAN ALSO BE OBTAINED BY DIRECTING A REQUEST TO KING’S PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (877) 687-1875.
King and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of any business combination transaction or solicitation of the stockholders of Alpharma. As of the date of this document, King is the beneficial owner of 10 shares of Alpharma Class A Common Stock. INFORMATION REGARDING KING’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, WHICH WAS FILED WITH THE SEC ON FEBRUARY 29, 2008, AND ITS PROXY STATEMENT FOR ITS 2008 ANNUAL MEETING OF STOCKHOLDERS, WHICH WAS FILED WITH THE SEC ON APRIL 15, 2008. OTHER INFORMATION REGARDING THE PARTICIPANTS IN A PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, WILL BE CONTAINED IN THE DISCLOSURE DOCUMENTS, INCLUDING ANY PROXY STATEMENT, TO BE FILED BY KING WITH THE SEC WHEN THEY BECOME AVAILABLE.